As filed with the Securities and Exchange Commission on August 4, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

21st Floor, Everbright Bank Building
Zhuzilin, Futian District
Shenzhen, Guangdong, 518040
People’s Republic of China
(Address of Principal Executive Offices, including zip code)

CHINA INFORMATION TECHNOLOGY, INC. 2013 EQUITY INCENTIVE PLAN
(Full title of the plan)

Copies of Correspondence to:

Corporation Service Company	Woon-Wah Siu, Esq.
80 State Street	Pillsbury Winthrop Shaw Pittman LLP
Albany, New York 12207-2543	Suite 4201, Bund Center
(800) 927-9800	222 Yan An Road East, Huangpu District
(Name, address, and telephone number, including area	Shanghai, 200002, China
code, of agent for service)	(86) 21-6137-7999

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ] Non-accelerated filer [X] (Do not check if a smaller reporting company)	Accelerated filer [ ] Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, $0.01 par value	5,000,000	$4.86(2)	$24,300,000(2)	$3,130(2)

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement covers an indeterminate number of additional shares of the Registrant’s Ordinary Shares that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.

(2) Computed pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Ordinary Shares of China Information Technology, Inc. on August 1, 2014, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

China Information Technology, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

     (1) up to 639,740 ordinary shares, par value $0.01 per share (“Ordinary Shares”) that may be awarded under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”) or issued upon the exercise of options and stock appreciation rights that may be granted under the 2013 Plan; and

     (2) the resale from time to time of up to 4,360,260 restricted shares awarded in 2013 and 2014 to the Registrant’s directors, executive officers and employees under the 2013 Plan.

This Registration Statement includes a reoffer prospectus prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus may be utilized for resales on a continuous or a delayed basis in the future by certain holders of our Ordinary Shares received pursuant to awards or grants made under the 2013 Plan as described above. The reoffer prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in the reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All Information required by Part I of Form S-8 to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act.

PROSPECTUS

4,360,260 ORDINARY SHARES, $0.01 PAR VALUE

This reoffer prospectus relates to an aggregate of 4,360,260 Ordinary Shares, which may be offered for sale from time to time by certain shareholders of China Information Technology, Inc. (the “Company”), as described under the caption "Selling Shareholders." The Ordinary Shares are being reoffered and resold for the account of the selling shareholders and we will not receive any of the proceeds from the resale of such shares. The selling shareholders have acquired the Ordinary Shares pursuant to the Company’s 2013 Plan.

The selling shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Select Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Our Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “CNIT.” On August 1, 2014, the closing price for of our Ordinary Shares was $4.75.

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 4, 2014.

PROSPECTUS SUMMARY

This summary highlights information about us and the ordinary shares being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the heading “Where You Can Find More Information.”

CHINA INFORMATION TECHNOLOGY, INC.

General

We are a leading provider of integrated cloud-based solutions including Internet-of-Things (“IoT”), public InfoCloud, WeMedia platform, Smart City and other Internet-related services in China. We provide a broad portfolio of software, hardware and fully integrated solutions to customers in a variety of technology sectors including Internet-enabled display technologies, Geographic Information Systems, or GIS, Digital Public Security Technologies, or DPST, Digital Hospital Information Systems, or DHIS, education, media, and consumer products.

We were founded in 1993 and are headquartered in Shenzhen, China. As of December 31, 2013, we had approximately 1,266 employees and 14 sales offices nationwide.

Our traditional customers are mostly public sector entities that use our products and services to improve the service quality and management level and efficiency of public security, traffic control, fire control, medical rescue, border control, and surveying and mapping. Our typical customers include some of the most important governmental departments in China, including the Ministry of Public Security, the public security, fire fighting, traffic and police departments of several provinces, the Shenzhen General Station of Exit and Entry Frontier Inspection, and several provincial personnel, urban planning, civil administration, land resource, and mapping and surveying bureaus. Over the past several years, we have diversified our customer base beyond the public sector. In the future, we expect to continually expand our market and product offerings in the public and other sectors, through geographic expansion and enhancement of our technical capabilities.

We generate revenues through the sale of our software and hardware products and internet-related services, through our fully integrated total solutions, and through the provision of related support services. A significant portion of our operations are conducted through iASPEC Geo Information Technology Co., Ltd., or iASPEC, our variable interest entity. iASPEC is a PRC domestic company owned by Mr. Jianghuai Lin, our Chairman and Chief Executive Officer, who is a PRC citizen and resident. iASPEC is able to obtain governmental licenses that are restricted to PRC entities that have no foreign ownership. These licenses allow iASPEC to perform Police-use Geographic Information Systems, or PGIS, services for PRC governmental customers. Under the Amended and Restated Management Services Agreement among our subsidiary, Information Security Technology (China) Co., Ltd., or IST, iASPEC and Mr. Lin, IST is entitled to receive 95% of the net received profit of iASPEC during the term of the agreement, less costs and expenses related to sales and operations, and accrued but uncollected accounts receivable. In fiscal years 2013, 2012 and 2011, 42.1%, 44.6% and 47.1% of our revenues, respectively, were generated under this exclusive commercial arrangement with iASPEC.

THE OFFERING

The summary below describes the principal terms of the securities being offered hereunder.

Ordinary Shares Offered by the Selling Shareholders	4,360,260 ordinary shares

Use of Proceeds	All of the proceeds from the sale of Ordinary Shares covered by this prospectus will be received by the selling shareholders. We will not receive any proceeds from the sale of Ordinary Shares covered by this prospectus. See “Use of Proceeds.”

Stock Exchange	Our Ordinary Shares are listed on The Nasdaq Global Select Market under the symbol “CNIT.”

Risk Factors	You should read “Risk Factors” for a discussion of factors that you should consider carefully before deciding whether to purchase our ordinary shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. Some of these risks include:

  Our periodic operating results are difficult to predict and could fall below investor expectations or estimates by securities research analysts, which may cause the trading price of our ordinary shares to decline.

  Uncertainties in the PRC legal system may impede our ability to enforce the commercial agreements that we have entered into with iASPEC or any arbitral award thereunder and any inability to enforce these agreements could materially and adversely affect our business and operation.

  Our existing contractual arrangements with iASPEC and its shareholders may be subject to national security review by China’s Ministry of Commerce, and the failure to receive the national security review could have a material adverse effect on our business and operating results.

  Because we are incorporated under the laws of the British Virgins Islands, or BVI, it may be more difficult for our shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction.

We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our ordinary shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors noted above, the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the Securities and Exchange Commission, or SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

The selling shareholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 4,360,260 Ordinary Shares. The actual per share price of the shares that the selling shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

All of the Ordinary Shares offered by this prospectus are being sold by the selling shareholders. The selling shareholders identified in this prospectus will receive the proceeds for such sale of shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale by the selling shareholders of its Ordinary Shares in this offering.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 100,000,000 ordinary shares of a nominal or par value of $0.01 each. The ordinary shares may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors of the Company is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

Register of Members

Under BVI law, a share in a BVI company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a BVI company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members.

Rights and Obligations of Shareholders

Dividends. Subject to the BVI Business Companies Act, 2004 (as amended), or the BVI Act, the directors may, by resolution of directors, authorize a distribution (including a dividend) by us to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due. Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if the board of the directors so resolves, be forfeited and cease to remain owing by us. The directors may, before authorizing any distribution, set aside out of our profits such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select. The holder of each ordinary share has the right to an equal share in any distribution paid by us.

Voting Rights. Each ordinary share confers on the shareholder the right to one vote at a meeting of the shareholders or on any resolution of shareholders on all matters before our shareholders.

Winding Up. The holder of each ordinary share is entitled to an equal share in the distribution of the surplus assets of us on a winding up.

Redemption. The directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of our own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares. The directors shall not, unless permitted pursuant to the BVI Act, purchase, redeem or otherwise acquire any of our own shares unless immediately after such purchase, redemption or other acquisition, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due.

Changes in Rights of Shareholders

Under our memorandum and articles of association, if at any time the shares which we are authorized to issue are divided into different classes of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class.

Meetings

Under the BVI Act, there is no requirement for an annual meeting of shareholders. Under our articles of association, we are required to hold an annual meeting of shareholders at the time designated by the Board of Directors. Our annual shareholders’ meetings may be held in such place within or outside the BVI as our Board of Directors considers appropriate.

Our Board of Directors shall call a shareholders’ meeting if requested in writing to do so by shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is being requested.

Our Board of Directors shall give not less than 10 days and not more than 60 days prior written notice of a shareholders’ meeting to those persons whose names on, either (a) the date the notice is given or (b) on a date fixed by the directors as the record date (which must be a date that is not less than 10 days nor more than 60 days prior to the meeting), appear as shareholders in our register and are entitled to vote at the meeting. The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, does not invalidate the meeting.

Our articles of association provide that a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are shareholders present in person or by proxy representing not less than a majority of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder may be represented at a meeting of shareholders by a proxy (who need not be a shareholder) who may speak and vote on behalf of the shareholder. A written instrument giving the proxy such authority must be produced at the place appointed for such purpose. A shareholder shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

Holders of our ordinary shares are entitled to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Our shareholders have no cumulative voting rights. Our shareholders take action by a majority of votes cast, unless otherwise provided by the BVI Act or our memorandum and articles of association.

Limitations on Ownership of Securities

There are no limitations on the right of non-residents or foreign persons to own our securities imposed by BVI law or by our memorandum and articles of association.

Change in Control of Company

Our Board of Directors is authorized to issue our ordinary shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper. Such power could be used in a manner that would delay, defer or prevent a change of control of our Company.

Ownership Threshold

There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed imposed by BVI law or by our memorandum and articles of association.

Changes in Capital

Subject to the provisions of our amended and restated memorandum and articles of association, the BVI Act and the rules of NASDAQ, our unissued shares shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine.

Subject to the provisions of the amended and restated memorandum of association relating to changes in the rights of shareholders and the powers of directors in relation to shareholders, we may, by a resolution of members, amend our memorandum of association to increase or decrease the number of ordinary shares authorized to be issued.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders named below from time to time of up to a total of 4,360,260 Ordinary Shares. All of the Ordinary Shares offered by this prospectus are being offered by the selling shareholders for their own accounts.

On September 26, 2013, the Compensation Committee of the Company approved the grant of an aggregate of 3 million shares of restricted stock under the Company’s 2013 Plan at a purchase price of $3.00 per share to certain directors, officers and employees of the Company. The shares were vested immediately upon the grant. On April 30, 2014, the Company granted an additional 1,360,260 shares of restricted stock under the 2013 Plan to some of its directors, officers and employees, at a purchase price of $4.00 per share. The shares were also vested immediately upon grant. All of these shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated under the Securities Act.

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling shareholder and the percentage of ownership of that selling shareholder, ordinary shares and underlying shares of convertible preferred stock, options or warrants held by that selling shareholder that are convertible or exercisable, as the case may be, within 60 days of August 1, 2014 are included. The selling shareholder’s percentage of ownership in the following table is based upon 30,700,420 ordinary shares of the Company outstanding as of August 1, 2014.

Except for the following persons, none of the selling stockholders have held a position as an officer or director of the Company within the past three years: Mr. Jianghuai Lin is the Company’s Chairman, Chief Executive Officer and Interim Chief Financial Officer, Mr. Zhiqiang Zhao is the Company’s Director and Chief Operating Officer, Mr. Guangyuan Zong is the Company’s Chief Marketing Officer, Mr. Zhiyao Yu is the Company’s Chief Technology Officer and Mr. Zhishan Liang is the Company’s Chief Product Officer. In addition, Mr. Yifu Liu is the Company’s former Chief Marketing Officer and Mr. Zhixiong Huang is the Company’s former Chief Technology Officer. In addition, none of the selling shareholders have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. All information with respect to share ownership has been furnished by the selling shareholders. The shares being offered are being registered to permit public secondary trading of the shares and the selling shareholders may offer all or part of the shares owned for resale from time to time.

	Number of
	Ordinary Shares
	Owned Prior to		Maximum Number of	Ordinary Shares Owned
	Offering		Ordinary Shares Being	After the Offering
Name of Selling Shareholder	Number	Percent(2)	Offered	Number(1)	Percent(1)(2)
Jiang Huai Lin	15,164,893	49.40%	1,171,742	13,993,151	45.58%
Zhi Qiang Zhao	120,667	*	103,167	17,500	*
Guang Yuan Zong	150,000	*	150,000	0	*
Zhi Yao Yu	150,000	*	150,000	0	*
Zhi Shan Liang	80,000	*	80,000	0	*
Jun Ping Sun	600,000	1.95%	600,000	0	*
Chen Chen Hu	110,000	*	110,000	0	*
Zhi Xiong Huang	221,142	*	212,142	9,000	*
Dai Jia Tang	24,550	*	22,000	2,550	*
Yanlong Li	5,000	*	5,000	0	*
Gang Shen	5,000	*	5,000	0	*
Lijun Zhai	10,000	*	10,000	0	*
Wendun Shi	8,000	*	8,000	0	*
Fan Yang	10,000	*	10,000	0	*
Gang Wang	50,000	*	50,000	0	*
Hongqiang Han	12,000	*	12,000	0	*
Guangzeng Chen	5,000	*	5,000	0	*

Runqun Deng	10,000	*	10,000	0	*
Yu Fen Zhang	80,000	*	80,000	0	*
Qin Yu	5,000	*	5,000	0	*
Yi Fu Liu	175,757	*	158,257	17,500	*
Aihong Song	30,433	*	30,433	0	*
Jinsen Huang	19,999	*	19,999	0	*
Jianfeng Chen	21,738	*	21,738	0	*
Qi An Chen	4,348	*	4,348	0	*
Xianfeng Chen	2,174	*	2,174	0	*
Ming Yao	13,043	*	13,043	0	*
Chengguo Tan	3,478	*	3,478	0	*
Xiaoyan Di	8,695	*	8,695	0	*
Yu Huang	1,739	*	1,739	0	*
Yi Zhu	6,521	*	6,521	0	*
Hui Zhang	3,043	*	3,043	0	*
Chaopeng Cheng	7,000	*	7,000	0	*
Kaikai He	3,043	*	3,043	0	*
Lin Liu	3,478	*	3,478	0	*
Jie Wu	1,739	*	1,739	0	*
Yun Bai	2,174	*	2,174	0	*
Wen Qiu	10,000	*	10,000	0	*
Shengpeng Chen	2,609	*	2,609	0	*
Fang Cheng	3,784	*	3,784	0	*
Long Zhang	4,348	*	4,348	0	*
Yanzhao Fu	1,739	*	1,739	0	*
Fuhua Huang	4,348	*	4,348	0	*
Jiangtao Shen	2,174	*	2,174	0	*
Shuang Yang	6,200	*	6,200	0	*
Yanfeng Wei	3,944	*	3,944	0	*
Jianya Gong	33,840	*	33,840	0	*
Baoping Wang	5,048	*	5,048	0	*
Cunhu Liang	10,000	*	10,000	0	*
Yutong Zhang	6,039	*	6,039	0	*
Guoliang Wang	1,208	*	1,208	0	*
Aijun Zhao	1,000	*	1,000	0	*
Xuyou Guo	4,026	*	4,026	0	*
Haifeng Ling	10,000	*	10,000	0	*
Hong Yan Liu	30,000	*	30,000	0	*
Chen Zhang	10,000	*	10,000	0	*
Li Qiong Yan	90,000	*	90,000	0	*
Lu Lu Bao	20,000	*	20,000	0	*
Yuan Zheng He	80,000	*	80,000	0	*
Ding Jun Yu	20,000	*	20,000	0	*
Ying Ye	10,000	*	10,000	0	*
Xin Liu	20,000	*	20,000	0	*
Dong Fang Zhao	10,000	*	10,000	0	*
Zhong Po Xiao	5,000	*	5,000	0	*
Bo Cheng Li	20,000	*	20,000	0	*
Jing Huang	20,000	*	20,000	0	*
Zhen Ma	20,000	*	20,000	0	*
Wei Yan	50,000	*	50,000	0	*
Wei Hua Lin	20,000	*	20,000	0	*
Fang Xiong Wan	20,000	*	20,000	0	*
Zhen Fang Si	10,000	*	10,000	0	*
Yu Yan Qin	50,050	*	50,000	50	*
Hui Ling Feng	15,000	*	15,000	0	*
Yu Ting Liu	8,000	*	8,000	0	*

Yong Du	700,900	*	5,000	695,900	*
Sai Qin Zhang	5,000	*	5,000	0	*
Li Hong Wei	20,000	*	20,000	0	*
Li Fan Fang	60,000	*	60,000	0	*
Zhan Quan Chen	20,000	*	20,000	0	*
Xiao Ren	10,000	*	10,000	0	*
Yu Tao Zhang	10,000	*	10,000	0	*
Min Long	20,000	*	20,000	0	*
Lei Shi	40,000	*	40,000	0	*
Kun Yan Zhong	20,000	*	20,000	0	*
Yin Xia Ge	20,000	*	20,000	0	*
Shi Cong Zhang	10,000	*	10,000	0	*
Yao Dong Long	40,000	*	40,000	0	*
Long Wen Chen	50,000	*	50,000	0	*
Wei Wang	40,000	*	40,000	0	*
Jia Yang	27,000	*	27,000	0	*
Da Ming Meng	25,000	*	25,000	0	*
Peiming Chen	25,000		25,000	0
Cai Yun Peng	50,000	*	50,000	0	*
Neng Chen	40,000	*	40,000	0	*
Kai Kai Ning	30,000	*	30,000	0	*
Kai Li	45,000	*	45,000	0	*
Zhe Qin	20,000	*	20,000	0	*

Total			4,360,260

____________________
* Less than 1%.

(1) Assumes that all securities offered are sold.

(2) As of August 1, 2014, a total of 30,700,420 ordinary shares of the Company are considered outstanding pursuant to SEC Rule 13d-3(d) (1).

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  to cover short sales made after the date that this registration statement is declared effective by the SEC;

  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of ordinary shares will be paid by the selling shareholders and/or the purchasers. The selling shareholders have represented and warranted to the Company that they acquired the securities subject to this registration statement in the ordinary course of the selling shareholders’ business and, at the time of their purchase of such securities the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The selling shareholders and any other person participating in a distribution of the ordinary shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the selling shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities being offered pursuant to this prospectus to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of ordinary shares.

LEGAL MATTERS

Certain legal matters under BVI law will be passed upon for us by Maples and Calder, Sea Meadow House, PO Box 173, Road Town, Tortola, VG1110, British Virgin Islands.

ENFORCEMENT OF CIVIL LIABILITIES

China Information Technology, Inc. is a BVI company and our principal executive offices are located in China. A majority of our directors and officers reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPERTS

The consolidated financial statements of China Information Technology, Inc. as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 included in our Annual Report on Form 20-F for the year ended December 31, 2013 and incorporated by reference herein and in the registration statement, have been audited by GHP Horwath, P.C., an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as expert in auditing and accounting.

The offices of GHP Horwath, P.C. are located at 1670 Broadway, Suite 3000, Denver, Colorado 80202.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

Additionally, we make these filings available, free of charge, on our website at www.chinacnit.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

       (a) The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the Commission on April 15, 2014; and

       (b) The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the Commission on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: China Information Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People’s Republic of China, telephone number (+86) 755 -8370-8333.

4,360,260 ORDINARY SHARES

_________________________________

PROSPECTUS
_________________________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed or furnished by China Information Technology, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

  The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the Commission on April 15, 2014; and

  The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the Commission on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands (“BVI”) law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s articles of association, subject to the BVI Business Companies Act, 2004 (as amended) (the “Act”), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer (excluding the auditors), or who is or was serving at the Company’s request as a director or officer of another company, partnership, joint venture, trust or other enterprise. Each such indemnified person shall be indemnified out of the Company’s assets against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions other than such liability that they may incur by reason of their own actual fraud or willful default. In addition, to be entitled to indemnification, an indemnified person must not have acted in such a manner as to have incurred the liability by virtue of having committed actual fraud or willful default but no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

No indemnified person will be personally liable to the Company for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision will not eliminate or limit the liability of a director or officer for:

       (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law,

       (b) for the violation of any provision of the Act, as amended from time to time, that expressly provides for liability of directors or officers notwithstanding any provision herein to the contrary.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

See the attached Exhibit Index at page 25, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

       (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

       provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shenzhen, People’s Republic of China, on this 4th day of August, 2014.

CHINA INFORMATION TECHNOLOGY, INC.

By	/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman, Chief Executive Officer and Interim Chief Financial Officer

POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Jiang Huai Lin and Zhiqiang Zhao, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 2014.

SIGNATURE	TITLE

/s/ Jiang Huai Lin	Chief Executive Officer, Chairman and Interim Chief
Jiang Huai Lin	Financial Officer
(Principal Executive Officer, Principal Financial and
Accounting Officer )
/s/ Zhi Qiang Zhao	Chief Operating Officer and Director
Zhi Qiang Zhao

/s/ Yong Jiang	Director
Yong Jiang

/s/ Remington Hu	Director
Remington Hu

/s/ Yun Sen Huang	Director
Yun Sen Huang

INDEX TO EXHIBITS

Exhibit	Description
4.1	China Information Technology, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registration Report on Form 6-K filed by the registrant on September 17, 2013).
5.1	Opinion of Maples and Calder
23.1	Consent of GHP Horwath, P.C.
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)